    As filed with the Securities and Exchange Commission on December 2, 2005
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            CPI AEROSTRUCTURES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             NEW YORK                                    11-2520310
 (State or Other Jurisdiction of                      (I.R.S. Employer
  Incorporation or Organization)                     Identification No.)

                               60 HEARTLAND BLVD.
                            EDGEWOOD, NEW YORK 11717
          (Address of Principal Executive Offices, including Zip Code)

                          PERFORMANCE EQUITY PLAN 2000
                            (Full Title of the Plans)

                                 EDWARD J. FRED
                      President and Chief Executive Officer
                            CPI Aerostructures, Inc.
                               60 Heartland Blvd.
                            Edgewood, New York 11717
                                 (631) 586-5200
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 with a copy to:
                             DAVID ALAN MILLER, ESQ.
                                 Graubard Miller
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE

================================================ ===================== ==================== ================= =================
                                                                                                PROPOSED
                                                                        PROPOSED MAXIMUM        MAXIMUM
                                                     AMOUNT TO BE      OFFERING PRICE PER       AGGREGATE        AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED                  REGISTERED              SHARE          OFFERING PRICE   REGISTRATION FEE
================================================ ===================== ==================== ================= =================

Common Stock issuable upon exercise of options      400,000 shares(1)       $9.50(2)         $3,800,000        $406.60
that may be granted under the Registrant's
Performance Equity Plan 2000
------------------------------------------------ --------------------- -------------------- ----------------- -----------------

                                                                       TOTAL                 $3,800,000        $406.60
=========================================================================================== ================= =================

(1)      Represents the increased number of shares of common stock that may be issued by us under the Performance Equity Plan 2000 ("2000 Plan").
         Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the 2000 Plan.

(2)      Based on the last sale price of our common stock on November 29, 2005, as reported by the American Stock Exchange, in accordance with Rules
         457(c) and 457(h) promulgated under the Securities Act.

                              ---------------------

         In accordance with the provisions of Rule 462 promulgated under the
Securities Act, the Registration Statement will become effective upon filing with the Securities and Exchange Commission ("SEC").

                              ---------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION *

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

 *       Information required by Part I to be contained in the Section 10(a)
         prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of the
         Instructions to Form S-8.

                                        1

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by us with the SEC are incorporated by reference in this Registration Statement:

     o   Annual Report on Form 10-KSB for the fiscal year ended December 31,
         2004, filed with the SEC pursuant to Section 13(a) of the Securities
         Exchange Act of 1934, as amended ("Exchange Act");

     o   Current Report on Form 8-K, dated February 7, 2005, filed with the SEC on February 10, 2005;

     o   Current Report on Form 8-K, dated March 29, 2005, filed with the SEC on
         March 29, 2005;

     o   Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC pursuant to Section 13(a) of the Exchange Act;

     o   Proxy Statement, dated April 22, 2005;

     o   Current Report on Form 8-K, dated May 11, 2005, filed with the SEC on
         May 11, 2005;

     o   Current Report on Form 8-K, dated May 24, 2005, filed with the SEC on
         May 24, 2005;

     o   Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the SEC pursuant to Section 13(a) of the Exchange Act;

     o   Current Report on Form 8-K, dated August 11, 2005, filed with the SEC on August 16, 2005;

     o   Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the SEC pursuant to Section 13(a) of the Exchange Act;

     o   Current Report on Form 8-K, dated November 9, 2005, filed with the SEC on November 10, 2005; and

     o   The description of the Common Stock contained in Registrant's Form 8-A
         (File No. 1-11398), filed pursuant to Section 12(b) of the Exchange
         Act, including any amendment(s) or report(s) filed for the purpose of updating such description.

         In addition, all documents subsequently filed by us pursuant to
Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, is deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement is modified or superseded for all purposes to the extent that a statement contained in this
Registration Statement or in any other subsequently filed document that is incorporated by reference modifies or replaces such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Our common stock is registered under Section 12(b) of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 721 through 726, inclusive, of the Business Corporation Law of
New York ("BCL") authorizes New York corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been officers or directors and to purchase and maintain insurance for indemnification of such officers and directors. Section 402(b) of the BCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors' personal liability to the corporation or its shareholders for damages arising out of certain alleged breaches of their duties as directors. The BCL, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (1) acts or omissions made in bad faith or which involved intentional misconduct or a knowing violation of law; (2) any transaction from which the director derived a financial profit or other advantage to which he was not legally entitled; (3)
the declaration of dividends or other distributions or purchase or redemption of shares in violation of the BCL; or (4) the distribution of assets to shareholders after dissolution of the corporation without paying or adequately providing for all known liabilities of the corporation or making loans to directors in violation of the BCL.

         The Registrant's Certificate of Incorporation, as amended, provides that the personal liability of the directors of the Registrant is eliminated to the fullest extent permitted by Section 402(b) of the BCL. In addition, the
Amended and Restated By-laws of the Registrant provide in substance that each director and officer shall be indemnified by the Registrant against reasonable expenses, including attorney's fees, and any liabilities that he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of the
Registrant. The indemnification provided by the Registrant's By-laws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled. The Registrant also has directors' and officers' liability insurance.

         In addition, the Registrant has entered into Indemnification Agreements with each of its executive officers and directors which provide that the
Registrant will indemnify and advance expenses to such officer or director to the fullest extent permitted by law and provides the procedure for entitlement of indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit No.   Description
         -----------   -----------

         4.2           Performance Equity Plan 2000 (incorporated by reference
                       to Exhibit 10.29 to the Registrant's Annual Report on
                       Form 10-KSB for the year ended December 31, 2000)

         5.1           Opinion of Graubard Miller*

         23.1          Consent of J.H. Cohn LLP*

         23.2          Consent of Goldstein Golub Kessler LLP*

         23.3          Consent of Graubard Miller (included in Exhibit 5.1)*

         24.1          Powers of Attorney (included on the signature page to
                       this Registration Statement)*

* Filed Herewith

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)   Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the registration of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edgewood, State of New York, on this 30th day of
November, 2005.

                                   CPI AEROSTRUCTURES, INC.

                                   By: /s/ Edward J. Fred
                                   ---------------------------------------------
                                           Edward J. Fred
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Rosenfeld or Edward J. Fred his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature               Title                                  Date

/s/ Eric Rosenfeld      Chairman of the Board of               November 30, 2005
----------------------- Directors
Eric Rosenfeld

/s/ Edward J. Fred      Chief Executive Officer,               November 30, 2005
----------------------- President, Secretary and
Edward J. Fred          Director

/s/ Arthur August       Chairman Emeritus                      November 30, 2005
-----------------------
Arthur August

/s/ Vincent Palazzolo   Chief Financial Officer                November 30, 2005
----------------------- (and principal accounting officer)
Vincent Palazzolo

/s/ Walter Paulick      Director                               November 30, 2005
-----------------------
Walter Paulick

/s/ Kenneth McSweeney   Director                               November 30, 2005
-----------------------
Kenneth McSweeney

/s/ A.C. Providenti     Director                               November 30, 2005
-----------------------
A.C. Providenti

                                  EXHIBIT INDEX

 Exhibit No.  Description
 -----------  -----------

    4.1       Performance Equity Plan 2000 (incorporated by reference to Exhibit
              10.29 to the Registrant's Annual Report on Form 10-KSB for the
              year ended December 31, 2000)

    5.1       Opinion of Graubard Miller*

    23.1      Consent of J.H. Cohn LLP*

    23.2      Consent of Goldstein Golub Kessler LLP*

    23.3      Consent of Graubard Miller (included in Exhibit 5.1)*

    24.1      Powers of Attorney (included on the signature page to this
              Registration Statement)*

* Filed Herewith